PROXY                       TELVUE CORPORATION                       PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS ON JULY 10, 1996

     The undersigned hereby appoints Frank J. Carcione proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on July 10, 1996 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1.   ELECTION OF DIRECTORS:

     H.F. Lenfest, Frank J. Carcione, Carl J. Cangelosi, Robert Lawrence, Donald L. Heller, Thomas J. Fennell

___  FOR all nominees listed above (except as marked to the contrary below.)

___ WITHHOLD AUTHORITY to vote for nominees listed above (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

     PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

     Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

     Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

                                Date:_________________________________, 1996

                                _____________________________________________

                                _____________________________________________

                                Signature(s) of stockholder(s)

                             TELVUE CORPORATION
                        16000 HORIZON WAY, SUITE 500
                           MT. LAUREL, NJ  08054
                              (609) 273-8888

                   ---------------------------------------
                       ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD AT 10:00 A.M.,
                                July 10, 1996
                   ---------------------------------------

To The Stockholders Of Telvue Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (the "Company"), will be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel,
New Jersey on July 10, 1996 at 10:00 A.M. for consideration of and action upon the following matters:

     I. Election of six (6) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

     II. Such other matters as may properly come before the Annual Meeting. 1996, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

     THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS OF THE COMPANY.

     STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE,SIGN,
DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY
BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                        BY ORDER OF THE BOARD OF DIRECTORS:


                                        Irene A. DeZwaan, Secretary

June 10, 1996

                            TELVUE CORPORATION
                        16000 HORIZON WAY, SUITE 500
                           MT. LAUREL, NJ  08054
                              (609) 273-8888

                           DATED June 10, 1996

                              PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Annual
Meeting with accompanying proxy on or about June 10, 1996, to each stockholder of record of TelVue Corporation (the "Company") at the close of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on July 10, 1996 at 10:00 A.M. at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                             REVOCABILITY OF PROXY

     Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

     Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                         DISSENTER'S RIGHT OF APPRAISAL

     The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                         PERSONS MAKING THE SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

            INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

     Pursuant to a voting agreement between H.F. Lenfest ("Mr. Lenfest"), and a group consisting of Science Dynamics Corporation ("Science"), Lyndon A. Keele, Robert W. Humes and Frederick N. Miller (collectively, the "Other Principal Stockholders"), so long as the Other Principal Stockholders collectively own stock representing not less than fifteen percent (15%) of percent (80%) of the persons to serve as director and Science may designate the remaining twenty percent (20%). As of the Record Date, the Other Principal Stockholders own less than 15% of the outstanding Common Stock, par value $.01 per share (the "Common Stock"). Mr. Lenfest, therefore, as the beneficial owner of a majority of the outstanding Common Stock, has the power and right to vote his shares and to elect 100% of the Board of Directors.

             VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of the Company's Common Stock outstanding was 23,794,500 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 2,532,895 shares of the Company's Preferred Stock outstanding. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at
6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock.

     Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of the Company from Science, cannot be voted at their full voting power of ten votes per share, unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of the Company. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners
- -----------------------------------------------

     The following table sets forth, as of the Record Date, certain information with respect to each person who was known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.

         NAME AND ADDRESS          AMOUNT AND NATURE OF          PERCENT
       OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        OF CLASS (1)

H. F. (Gerry) Lenfest                61,359,424 (2)              86.9% (2)
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director
_______________________________________________

     (1) As of the Record Date, 23,794,500 shares of Common Stock were outstanding.

     (2) Includes 16,886,811 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest.
          Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include principal or accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1996, on loans made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

Security Ownership of Management
- --------------------------------

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of the Company and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

         NAME AND ADDRESS          AMOUNT AND NATURE OF          PERCENT
       OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        OF CLASS (1)

H.F. (Gerry) Lenfest                   61,359,424 (2)            86.9% (2)
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

Joseph M. Murphy                           90,000 (3)              .4%
Executive Vice President Sales
and Operations

All Directors and Officers
as a Group                             61,476,224 (2)(3)(4)      87.1%

______________________________________________

     (1) As of the Record Date, 23,794,500 shares of Preferred Stock were outstanding.

     (2) Includes 16,886,811 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include principal or accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1996, on loans made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

    (3) Includes 15,000 shares issuable to Joseph M. Murphy upon exercise of currently exercisable stock options held by Mr. Murphy.

    (4) Includes 3,000 shares issuable to Randy Gilson upon exercise of currently exercisable incentive stock options held by such person. Though designated an officer, he does not have a policy making role with the Company.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     Six (6) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

                                         POSITION(S)              DIRECTOR
     NAME                   AGE       WITH THE COMPANY             SINCE

H. F. (Gerry) Lenfest        66       Chairman and Director         1989

Frank J. Carcione            55       President, Chief Executive
                                      Officer, and Director         1990

Carl J. Cangelosi            53       Director                      1990

Robert Lawrence              38       Director                      1990

Donald L. Heller             50       Director                      1993

Thomas J. Fennell            35       Director                      1995


Principal Occupation of the Director Nominees
- ---------------------------------------------

H.F. Lenfest is the President, Chief Executive Officer and a director of Lenfest Communications, Inc. and each of its subsidiaries (the "Lenfest Group"). The Lenfest Group of companies are engaged in operating cable television systems, providing cable advertising and programming and microwave communications. Mr. Lenfest's principal occupation since 1974 has been the President and CEO of Lenfest Communications, Inc. and the Lenfest Group of companies.

Frank J. Carcione was elected President and Chief Executive Officer of the Company in May, 1991, after serving as Executive Vice President, Treasurer and a Director of the Company since May 1990. From August 1989 to May 1990, he held the position of Vice President (marketing sales, pay-per-view and franchise relations) with Garden State Cablevision L.P., a New Jersey cable television operator. From November 1980 until August 1989, he held the same Cablevision L.P.

Carl J. Cangelosi has been the President of MicroNet, Inc., a provider of video, voice and data communications since October 1990. MicroNet, Inc. is a wholly-owned subsidiary of Suburban Cable TV Co. Inc., a Pennsylvania cable television company ("Suburban"). Suburban is a wholly-owned subsidiary of Lenfest Communications, Inc. Prior to assuming his current position, Mr. Cangelosi was, from October 1989 to October 1990, a management consultant of communications services. From September 1976 through September 1989, Mr. Cangelosi was general counsel of GE American Communications, Inc., a provider of satellite communications services.

Robert Lawrence is an Executive Vice President of Suburban. Mr. Lawrence has been an Executive Vice President since January 1, 1996. From March 1992 to December 31, 1995, Mr. Lawrence was Vice President and a General Manager of Suburban. Mr. Lawrence was a General Manager of Suburban from 1982 to March 1992.

Donald L. Heller has been a Vice President of Lenfest Communications, Inc. since March 1993. Prior to assuming his current position, Mr. Heller was, from June 1984 to January 1993, the Vice President and General Manager of Sportschannel Prism Associates, a regional cable television service which provides movies and professional sports.

Thomas J. Fennell has been the Vice President of Affiliate Sales and Marketing for Starnet, Inc., a provider of marketing services to the cable industry, since October 1994. Starnet, Inc. is a wholly-owned subsidiary of Lenfest Communications, Inc. Prior to assuming his current position, Mr. Fennell was Vice President of Affiliate Sales Eastern Region for Black Entertainment Television/Action pay-per-view from April 1992 to October 1994. From January 1989 through April 1992, Mr. Fennell was Director of Affiliate Sales for Sports Channel America, a basic cable network.

Meetings of the Board of Directors and Committees
- -------------------------------------------------

     The Board of Directors held four (4) meetings during the year ended December 31, 1995, and acted by unanimous consent on several other occasions during 1995. The Company has no nominating or compensation committees. The Audit committee consists of Donald Heller and Carl Cangelosi. The Stock Option Plan committee consists of Carl Cangelosi, Donald L. Heller and Robert Lawrence. No meetings of either committee were held during 1995. All directors attended at least 75% of the Board meetings except Mr. Lenfest, who attended 25% of Board Meetings. Directors do not receive fees for their service as directors.

Executive Compensation
- ----------------------
                             SUMMARY COMPENSATION TABLE

         NAME AND                                     ANNUAL COMPENSATION
     PRINCIPAL POSITION             YEAR             SALARY      COMMISSIONS

Frank J. Carcione                   1995           $108,000          ---
Chief Executive Officer             1994            104,102          ---
                                    1993             87,203          ---

Joseph Murphy                       1995            $81,623        $30,461
Vice President of Sales             1994             71,523          6,495
                                    1993             65,807         23,486


           AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                         NUMBER OF        VALUE OF UNEXERCISED
                   SHARES            UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                ACQUIRED ON   VALUE     EXERCISABLE/          EXERCISABLE/
NAME              EXERCISE   REALIZED   UNEXERCISABLE         UNEXERCISABLE

Frank J. Carcione    ---       ---           ---                    ---
Chief Executive
Officer

Joseph M. Murphy     ---       ---          15,000                 $825(1)

_______________________________________

The Directors of the Company receive no compensation.

    (1) Values calculated based upon the average of the bid and ask price on the date of exercise.


Certain Relationships and Related Transactions
- ----------------------------------------------

     Until November 2, 1989, the Company funded its expansion and operating deficit through a line of credit extended by Science. In April 1990, after receiving the necessary shareholder approvals, Mr. Lenfest and the Company completed the transactions pursuant to which Mr. Lenfest invested a total of $2,500,000 in the Company's Common Stock and Preferred Stock and agreed to loan the Company up to an additional $500,000 (the "Prior Lenfest Loan"). In connection with the closing, the Company repaid Science $500,000 of the amount outstanding under the line of credit arrangement, together with accrued interest. By November 1990, the Company had exhausted the proceeds of the
stock sale and loan from Mr. Lenfest.   Repayment of the prior Lenfest Loan
is subordinated to the New Science Note (described below).

     On November 16, 1990, Lenfest and Science executed a letter agreement (the "Letter Agreement") providing the Company with further funding. Under the Letter Agreement, the Company's outstanding indebtedness to Science was restructured in the following manner. The Company's outstanding note payable to Science in the principal amount of $960,064 (the "Prior Science Note") was canceled and replaced by a new note in the principal amount of $541,000 (the "New Science Note"). The Prior Science Note bore interest at the rate of 12% per annum and was to be repaid in eight installments of $120,008 plus interest commencing on July 11, 1990. The Company did not make any payments due under the Prior Science Note. The New Science Note did not bear interest and was due and payable on December 31, 1991. Science had extended the due
date to December 31, 1996.   Notwithstanding its due date, the New Science
Note was subordinate in right of repayment to Mr. Lenfest's $2,000,000 line of credit to the Company (described below) and could only be repaid out of the Company's accumulated cash not needed to fund operating expenses, equipment purchases, lease obligations and notes payable to other parties. During January 1995, Mr. Lenfest purchased the New Science Note and 1,660,485 shares of Common Stock owned by Science.

     In order to address the Company's liquidity problems, Mr. Lenfest agreed under the Letter Agreement to loan up to an additional $2,000,000 on an as needed basis, provided that he could terminate such lending at any time if, in his reasonable opinion, there was no reasonable prospect that the Company would be able to achieve net income on a consistent basis. On December 24, 1991, Mr. Lenfest agreed to loan the Company up to an additional $750,000, in such amounts and at such times as Lenfest and the Company were to agree, to fund equipment purchases by the Company (the "Lenfest Loan"). Interest on all advances under the $2,000,000 line of credit and the Lenfest Loan is set at the floating prime rate of PNC Bank plus 1%. As of June 30, 1992, the entire Lenfest Loan had been drawn. As of October 6, 1992, the Company had borrowed the entire $2,000,000 available under the line of credit. The $2,000,000 line of credit had a maturity date of May 1, 1993, but has been extended by Lenfest to January 1, 1998. The Lenfest Loan is payable on demand. In addition, Mr. Lenfest had agreed to consider further funding on an as needed basis, provided that he could terminate such lending at any time if he determined, in his sole reasonable opinion, there was no reasonable prospect that the Company would be able to achieve net income on a consistent basis. Interest on all advances under this arrangement was set at the floating prime rate of PNC Bank plus 1%. As of the Record Date, Mr. Lenfest had loaned $440,000 under this arrangement.

     On March 8, 1994, Mr. Lenfest agreed to loan the Company up to $1,500,000 for the purchase of additional equipment needed to expand the National POP
(the "National Equipment Loan"). Interest on the National Equipment Loan is set at the floating prime rate of PNC Bank plus 1%. Interest on the National Equipment Loan is to be paid quarterly. At the option of the Company, the interest may be paid by the delivery of shares of the Company's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. As of the Record Date, the Company had borrowed $1,471,272 under the terms of the National Equipment Loan. The Company has paid accrued interest on the National Equipment Loan through September 30, 1995, in the amount of $162,210 with 162,210 shares of Preferred Stock. As of the April 30, 1996 interest in the amount of $81,641 had been accrued, but not paid, on the National Equipment Loan. On December 22, 1995 the Company borrowed $55,000 from Mr. Lenfest to meet advertising expenses and programming expenses that were not budgeted for 1995 (the "Advertising Loan"). It has been orally agreed that interest on the Advertising Loan is set at the floating prime interest rate of PNC Bank plus 1%. The Company's 1996 budget indicates that the Company will have insufficient availability of cash during the first half of 1996 to purchase two additional switched access audio response units ("SARUs") that are required to provide service to the Company's growing subscriber base. Mr. Lenfest has therefore agreed to fund the purchase of two additional SARUs during 1996 (the "SARU Loan"). It has been orally agreed that interest on the SARU Loan is set at the floating prime interest rate of PNC Bank plus 1%. During February 1996, the Company borrowed from Mr. Lenfest $143,000 to purchase one SARU under the terms of the SARU Loan.

     On October 12, 1993 the Company had entered into a Joint Venture with Voice FX Corporation ("Voice FX"). The name of the Partnership was "TelVue-Voice FX Joint Venture" (the "Partnership"), and the Partnership was doing business as "TelVue FX." The business of the Partnership was to target the cable television subscriber market for direct response type products, order processing and for the sale and/or marketing of products and services, including, but not limited to, coupons, audio-text, information, polling, surveys, fax-back and database marketing (the "Pay-Per-View Plus Service"). The participation percentage for the Partnership was 70% for the Company and 30% for Voice FX. Under the terms of the Partnership Agreement, the Company had made loans to the Partnership and had purchased equipment at its own expense and leased the same to the Partnership at $1.00 per year for use by the Partnership in the Partnership's business. The sums loaned to the Partnership by the Company bore interest at the rate of 2% above the floating
prime rate of PNC Bank.   Mr. Lenfest had verbally agreed to loan to the
Company the amounts needed for equipment purchases for use in the Partnership's business and for loans from the Company to the Partnership (the "TelVue Partnership Loan"). All advances from Mr. Lenfest are set at the floating prime rate of PNC Bank, plus 2%. As of the Record Date, Mr. Lenfest'a Loan. On July 28, 1995, the Company and Voice FX agreed to terminate the Partnership. The Partnership was terminated because the only promotions that the Partnership was handling were pay-per-view industry promotions and the Company is able to market and handle these promotions alone. Under the terms of the Partnership dissolution, the Company must pay to Voice FX 30% of gross revenues received by the Company for the period
June 1, 1995 through December 31, 1995 for premium channel upgrade promotions under contracts which Voice FX had originally sold. In addition, the Company must pay to Voice FX 10% of gross revenues received by the Company for the period January 1, 1996 through December 31, 1996 for premium channel upgrade promotions under contracts which Voice FX had originally sold.

     Subsequent to the formation of the Partnership, Mr. Lenfest, with his son H. Chase Lenfest, acquired the right to acquire beneficial ownership of up to 42% of Voice FX's common stock, and the right to designate two of the five members of the Board of Directors of Voice FX. During 1995, other than the Partnership, the Company and Voice FX had no commercial dealings with one another.

     On September 27, 1994, the Company entered into a service agreement with Video Jukebox Network, Inc. ("VJN"). The Company will act as a 900 call service bureau to facilitate the ordering, by VJN customers, of music videos on the cable home dish of the VJN customer. Mr. Lenfest has guaranteed the obligation of the Company to remit the funds received by the Company on behalf of VJN under the terms of the service agreement. As of the Record Date, Mr. Lenfest has loaned the Company $358,267 for equipment and software needed to provide service to VJN (the "VJN Loan"). Interest on the loan is set at the floating prime rate of PNC Bank plus 1%. Mr. Lenfest is the Chairman of the Board of Directors of VJN. He also controls a corporation which is a partner in a partnership which is the principal stockholder of VJN. The Company believes that the terms of the service agreement with VJN are at market rates. The Company plans to begin service to VJN cable customers in August 1996.

     The Company had an agreement to provide management services to Lenfest Networks, Inc. ("LNI"), a company wholly-owned by Mr. Lenfest. LNI owned and operated a personal advertising television video programming service with
pay-per-call applications, and does business as "INTRONET".   The Company had
the authority to perform all services necessary for the management of the business, other than to acquire or dispose of assets, to incur debt other than in the ordinary course of business or to encumber the assets of the business. The Company believes that the financial and other terms of the management agreement with LNI were at market rates. LNI ceased during business on March 31, 1996, and as a result, the Company stopped performing its management duties effective February 29, 1996. Mr. Lenfest's agreement to provide the $2,000,000 line of credit was conditioned, among other things, upon the Company's issuance of warrants (the "Warrants") to purchase additional Common Stock at a price of $.01 per share in an amount sufficient to increase his Common Stock ownership to eighty percent (80%) without regard to conversion of any of the Preferred Stock he owns. On March 15, 1991, the stockholders approved issuance of the Warrants to Lenfest as well as amendments to the Company's Certificate of Incorporation to increase the amount of authorized Common Stock and Preferred Stock.

     At the time of the November 1989 stock sale, the Company entered into a distributorship agreement with Science which granted TelVue the exclusive right to use and distribute Science's ANI equipment to non-telephone customers. The Letter Agreement provided, among other things, for the Company to continue to have exclusivity under the distribution agreement through 1991 without a minimum purchase requirement and thereafter as long as the Company purchased $500,000 of Science equipment each calendar year. During 1992, the Company purchased equipment from Science in the amount of $378,445. As a result, the Company no longer possesses the exclusive right to distribute the Science equipment. The Company believes that the distributorship agreement is not material to its ability to continue its operations. The Company has been using Syntellect Network Systems, Inc. ("Syntellect") as its primary equipment supplier. Syntellect has purchased a competitor of the Company and, as a result, the Company is evaluating alternate sources for future equipment purchases.

     At December 31, 1995, the Company was indebted to Mr. Lenfest in the principal amount of $6,526,712. Other related transactions are described in Notes 8 and 10 of the 1995 financial statements of the Company.

                 STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented for inclusion in the proxy statement and form of proxy related to the 1997 Annual Meeting must be received at the Company's executive offices at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey no later than February 10, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Pressman, Ciocca & Smith served as the Company's independent public accountants for the year ended December 31, 1995. A representative of Pressman, Ciocca & Smith is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

                                OTHER INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE500, MT. LAUREL, NEW JERSEY 08054.